EXHIBIT 3.2

ARTICLES OF MERGER

OF

OSIRIS MARYLAND, INC.,

a Maryland corporation

AND

OSIRIS THERAPEUTICS, INC.,

a Delaware corporation

Osiris Maryland, Inc., a Maryland corporation, and Osiris Therapeutics, Inc., a Delaware corporation, do hereby certify to the State Department of Assessments and Taxation of Maryland (the “Department”) as follows:

FIRST:                   Osiris Maryland, Inc. and Osiris Therapeutics, Inc. (“Merging Corporation”) agree to merge in the manner hereinafter set forth (the “Merger”).

SECOND:             Osiris Maryland, Inc. is the entity to survive the Merger (“Surviving Corporation”).

THIRD:                  Surviving Corporation is incorporated under the laws of the State of Maryland and Merging Corporation is incorporated under the laws of the State of Delaware.

FOURTH:              Merging Corporation was incorporated under the Delaware General Corporation Law on April 11, 2002, and Merging Corporation originally registered or qualified to do business in the State of Maryland on November 12, 2003 and subsequently re-registered or re-qualified to do business in the State of Maryland on April 18, 2008.

FIFTH:                   The principal office of Surviving Corporation in the State of Maryland is located in Howard County.  The principal office of Merging Corporation in the State of Maryland is located in Howard County.

SIXTH:                  Merging Corporation owns no interest in land in the State of Maryland.

SEVENTH:           The Merger has been duly advised, authorized and approved by Surviving Corporation in the manner and by the vote required by the Maryland General Corporation Law, and the Articles of Incorporation and Bylaws of Surviving Corporation as follows:

(a)           By unanimous written consent, the Board of Directors of Surviving Corporation adopted a resolution declaring the Merger advisable and in the best interests of Surviving Corporation and its sole stockholder, and directing that the

Merger be submitted for consideration by the sole stockholder of Surviving Corporation.

(b)           By written consent of the sole stockholder of Surviving Corporation, the Merger was approved by the sole stockholder of Surviving Corporation.

EIGHTH:        The Merger has been duly advised, authorized and approved by Merging Corporation in the manner and by the vote required by the Delaware General Corporation Law, and the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of Merging Corporation as follows:

(a)           At a meeting duly called and held, the Board of Directors of Merging Corporation adopted a resolution declaring the Merger advisable and in the best interests of Merging Corporation and its stockholders, and directing the Merger be submitted for consideration by the stockholders of Merging Corporation entitled to vote thereon.

(b)           At the annual meeting of stockholders of Merging Corporation duly called and held on May 27, 2010, the Merger was approved by the stockholders of Merging Corporation by the affirmative vote of the holders of a majority of the outstanding shares of Merging Corporation’s common stock.

NINTH:                  At the Effective Time (as defined herein), in order to change the name of Surviving Corporation to “Osiris Therapeutics, Inc.”, the charter of Surviving Corporation, as in effect immediately prior to the Effective Time, will be, and hereby is, amended as part of the Merger, to delete Article II in its entirety and to insert, in lieu thereof, the following:

“ARTICLE II

NAME

The name of the Corporation (the “Corporation”) is:

Osiris Therapeutics, Inc.”

The Charter, as so amended, shall continue in full force and effect until duly amended further in accordance with its terms and applicable law.

TENTH:                 The total number of shares of all classes of stock which Surviving Corporation has the authority to issue is one hundred ten million (110,000,000) shares consisting of ninety million (90,000,000) shares of common stock, par value $0.001 per share (“Surviving Corporation Common Stock”), and twenty million (20,000,000) shares of preferred stock, par value $0.001 per share.  The aggregate par value of all of Surviving Corporation’s authorized capital stock is one hundred ten thousand dollars ($110,000).

ELEVENTH:         The total number of shares of all classes of stock which Merging Corporation has the authority to issue is one hundred ten million (110,000,000) shares consisting of ninety million (90,000,000) shares of common stock, par value $0.001 per share (the “Merging Corporation Common Stock”), and twenty million (20,000,000) shares of preferred stock, par value $0.001 per share.  The aggregate par value of all of Merging Corporation’s authorized capital stock is one hundred ten thousand dollars ($110,000).

TWELFTH:           At the Effective Time, Surviving Corporation and Merging Corporation shall merge with one another, with Surviving Corporation as the surviving entity and, thereupon, Merging Corporation shall cease to exist, Surviving Corporation shall possess any and all purposes and powers of Merging Corporation, and all leases, licenses, property, rights, privileges and powers of whatever nature and description of Merging Corporation shall be transferred to, vested in and devolved upon Surviving Corporation without further act or deed, subject to all the debts and obligations of Merging Corporation.  Except as otherwise provided in these Articles of Merger, consummation of the Merger at the Effective Time shall have the effects set forth in Section 3-114 of the Maryland General Corporation Law and applicable provisions of the Delaware General Corporation Law.

THIRTEENTH:                     The manner and basis of converting or exchanging the issued shares of stock of Surviving Corporation and the manner and basis of converting or exchanging the issued shares of stock of Merging Corporation at the Effective Time shall be as follows:

At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of stock of Surviving Corporation or any shares of stock of Merging Corporation:

(a)           Each share of Merging Corporation Common Stock issued and outstanding immediately prior to the Effective Time will be converted into one (1) validly issued, fully paid and nonassessable share of Surviving Corporation Common Stock.

(b)           Each share of Surviving Corporation Common Stock issued and outstanding immediately prior to the Effective Time (all of which are owned by Merging Corporation) will no longer be issued and outstanding and will automatically be canceled and retired and will cease to exist, and no consideration will be deliverable in exchange therefor.

(c)           Each share of Merging Corporation Common Stock held in Merging Corporation’s treasury will automatically be canceled and retired and will cease to exist, and no consideration will be deliverable in exchange therefor.

Upon and after the Effective Time, all of the outstanding certificates which prior to the Effective Time represented shares of Merging Corporation Common Stock will be deemed for all purposes to evidence ownership of and to represent the shares of Surviving Corporation Common Stock into which the shares of Merging Corporation Common Stock represented by such certificates are converted as herein provided.  The registered owner on the books and records of Merging Corporation or its transfer agent of any such outstanding stock certificate will, until such certificate is surrendered for transfer or conversion or otherwise accounted for to Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of Surviving Corporation Common Stock.

At the Effective Time, Surviving Corporation will assume and continue all of Merging Corporation’s stock option plans and agreements, including but not limited to the Amended and Restated 1994 Stock Incentive Plan, as amended, and the Second Amended and Restated 2006 Omnibus Plan, and the outstanding and unexercised portions of all options, warrants and rights to buy Merging Corporation Common Stock will become options, warrants or rights for the same number of shares of Surviving Corporation Common Stock with no other changes in the terms and conditions of such options, warrants or rights, including exercise prices, and effective upon the Effective Time, Surviving Corporation will assume the outstanding and unexercised portions of such options, warrants and rights and the obligations of Merging Corporation with respect thereto.

There are no issued and outstanding shares of stock of any class of Surviving Corporation other than Surviving Corporation Common Stock, and there are no issued and outstanding shares of stock of any class of Merging Corporation other than Merging Corporation Common Stock.

FOURTEENTH:                    The Merger shall become effective (the “Effective Time”) upon the later to occur of (i) the date and time of the acceptance of these Articles of Merger for record by the Department and (ii) May 31, 2010 at 11:59 P.M., eastern daylight time.  Notwithstanding anything to the contrary in these Articles of Merger, pursuant to Section 3-108 of the Maryland General Corporation Law, the Merger may be abandoned before the Effective Time by majority vote of the entire board of directors of either Surviving Corporation or Merging Corporation.

FIFTEENTH:         The undersigned President and Chief Executive Officer of Surviving Corporation acknowledges these Articles of Merger to be the corporate act of Surviving Corporation and further, as to all matters or facts required to be verified under oath, such undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

SIXTEENTH:        The undersigned President and Chief Executive Officer of Merging Corporation acknowledges these Articles of Merger to be the corporate act of Merging Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under penalties of perjury.

[Signatures appear on the following page]

IN WITNESS WHEREOF, these Articles of Merger have been duly executed by the parties hereto as of this 27th day of May, 2010.

ATTEST:		OSIRIS MARYLAND, INC.

/s/ Philip R. Jacoby, Jr.		By:	C. Randal Mills, Ph. D.
Name:	Philip R. Jacoby, Jr.	Name:	C. Randal Mills, Ph.D.
Title:	Secretary	Title:	President and Chief Executive Officer

ATTEST:		OSIRIS THERAPEUTICS, INC.

/s/ Philip R. Jacoby, Jr.		By:	C. Randal Mills, Ph. D.
Name:	Philip R. Jacoby, Jr.	Name:	C. Randal Mills, Ph.D.
Title:	Secretary	Title:	President and Chief Executive Officer